EXIBIT 99.1


                   NTL Incorporated (NYSE: NLI; Easdaq: NTLI)
       Invites the Investment Community to Participate in a Teleconference



                     Barclay Knapp, Chief Executive Officer,
                        and Members of Senior Management
             Will Discuss NTL's 4th Quarter 2000 Operational Results
                         and Financial Targets for 2001



   The Teleconference will be held on Thursday, January 25, 2001 beginning at
                          8:30 AM EST, 1:30 PM UK Time
                To Participate in the Teleconference, please dial

                     1-888-870-4543 in the united states or
                     1-706-679-3497 for international access

                                       or

        via a live audio webcast of the conference call on the company's website www.ntl.com

             The slide presentation may be accessed via WWW.NTL.COM


     A recording of the teleconference call will be available January 25, 2001 beginning approximately 2 hours after the end of the call through Thursday, February 1st, 2001 at midnight EST. To access the taped broadcast dial
1-800-642-1687 in the US and enter reservation number 845655. International participants please dial 1-706-645-9291, reservation number 845655.